SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On February 5, 2007, Otter Tail Corporation issued a press release announcing 2006 earnings, an increase in the indicated dividend for 2007 and 2007 earnings guidance, a copy of which is furnished herewith as Exhibit 99.1.
Item 3.03 Material Modification to Rights of Security Holders
     In its press release issued February 5, 2007, a copy of which is furnished herewith as Exhibit 99.1, the Company also announced that, after consideration by the Company’s Board of Directors, the Company permitted its shareholder rights plan to expire on January 27, 2007. The Company’s shareholder rights plan was set forth in the Rights Agreement dated as of January 27, 1997 between the Company and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as amended by Amendment No. 1 thereto dated as of August 24, 1998 (the “Rights Agreement”). The Rights Agreement and the related preferred share purchase rights expired by their terms on January 27, 2007.
Item 9.01 Financial Statement and Exhibits
     (c) Exhibits
          99.1 Press Release issued February 5, 2007
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: February 9, 2007	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press release, dated February 5, 2007

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